UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 31, 2015

DILIGENT BOARD MEMBER SERVICES, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

1385 Broadway, 19th Floor

New York, NY 10018

(Address of principal executive offices)

(212) 741-8181

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Brian Stafford as President and Chief Executive Officer

On April 1, 2015, New Zealand Standard Time, Diligent Board Member Services, Inc. (the “Company”) announced that Brian Stafford was appointed by the Board of Directors (the “Board”) to serve as President and Chief Executive Officer (“CEO”) of the Company.  Alessandro Sodi, who served the Company as CEO since its initial public offering in New Zealand, will remain with the Company as a member of the Board and has been appointed to serve as Founder and Chief Product Strategy Officer of the Company.  A copy of the press release announcing the appointment of Mr. Stafford and Mr. Sodi’s new role is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Prior to his appointment as the Company’s President and CEO, Mr. Stafford, age 38, served since September 2004 as a Partner at McKinsey and Company, a management consulting firm, starting and co-leading the company’s Growth Stage Technology and SaaS practices.  Mr. Stafford launched McKinsey & Co.’s SaaSradar, a SaaS performance benchmarking tool for 150 leading SaaS companies in 2013, and actively publishes on SaaS topics at SaaSradar.com.  Mr. Stafford has also served since 2014 as a venture advisor to Blue {Seed} Capital, an early-stage venture capital firm.  Prior to McKinsey & Co., Mr. Stafford was President and Chief Executive Officer of CarOrder, a software company spun off from Trilogy Software, from 1998 to 2002.  Mr. Stafford currently serves on the Board of Trustees of the Brooklyn Academy of Music, a position he has held since 2011.  Mr. Stafford holds a Bachelor of Applied Science degree in Economics from The Wharton School at the University of Pennsylvania and a Masters degree in Computer Science and Applied Mathematics from the University of Chicago.  There are no family relationships between Mr. Stafford and any director or executive officer of the Company.  Mr. Stafford does not have any reportable transactions under Item 404(a) of Regulation S-K

On March 31, 2015, New York time, the Company and Mr. Stafford entered into an employment agreement in connection with his service as President and CEO (the “Agreement”). The Agreement provides for, among other things:

•                  an indefinite term of employment as President and CEO, until terminated by either party pursuant to the terms of the Agreement;

•                  duties commensurate with the position of President and CEO and as directed by the Board;

•                  an annual base salary of U.S. $500,000 per annum and an annual target bonus opportunity of not less than $500,000 (payable at one hundred percent attainment of performance targets to be approved by the Compensation Committee of the Board);

•                  for fiscal year 2015, a minimum bonus of at least $250,000, with such minimum amount payable ninety days after commencement of employment, and the remainder (if any) payable in 2016 within thirty days following completion of the Company’s annual financial audit, each payment being subject to Mr. Stafford’s continued employment with the Company at the time of payment; and

•                  a sign-on bonus of $100,000, payable ninety days after commencement of employment.

Upon commencement of employment, Mr. Stafford received a grant of 450,000 restricted share units (“RSUs”) (the “RSU Award”) covering the Company’s common stock, par value $.001 per share (the “Common Stock”) pursuant to the Company’s 2013 Incentive Plan (the “2013 Plan”) and the grant of a performance-based RSU award for up to 450,000 shares of Common Stock pursuant to the 2013 Plan upon the achievement of performance goals (the “Performance Award”).  The RSU Award will vest in four equal installments, with the first installment vesting on December 31, 2015 and the remaining RSUs vesting on each anniversary of the Agreement beginning on the second anniversary, subject in each case to Mr. Stafford’s continued employment as of such dates.  The Performance Award will vest in installments of 112,000 shares of Common Stock upon the Company achieving certain revenue targets ranging from $105 million to $200 million, as measured from the last twelve completed months prior to the end of a given completed fiscal quarter, subject to certification by the Compensation Committee (or a subcommittee thereof) that the revenue target has been attained.

In the event Mr. Stafford’s employment is terminated by the Company in certain circumstances without “cause” or by Mr. Stafford for “good reason”, as set forth in the Agreement, in addition to then-accrued compensation, Mr. Stafford will be entitled to receive, subject to his execution of a release of claims and continued compliance with his restrictive covenants, an amount equal to his then current base salary plus $500,000, payable in equal installments over twelve months, and continuation of health coverage benefits for up to twelve months.  In addition, under the RSU Award, Mr. Stafford will be entitled to an additional twenty-four months of vesting.  In the event Mr. Stafford’s employment is terminated by the Company without cause or by Mr. Stafford for good reason during the six month period prior to a change in control (as defined in the Agreement) in contemplation of such change in control, or during the six month period following a change in control, Mr. Stafford will be entitled to receive, in addition to then-accrued compensation and subject to his execution of a release of claims and continued compliance with his restrictive covenants, a payment equal to eighteen months of his then current base salary plus $750,000 and payment of health coverage benefits for up to eighteen months.  In addition, all shares that are not previously vested under the RSU Award and the Performance Award will vest.  Mr. Stafford will be subject to customary post-termination restrictive covenants in favor of the Company including confidentiality, non-competition and non-solicitation covenants.

The foregoing is a summary of the material terms of the Agreement and does not purport to be complete.  A copy of the agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Concurrently with the Agreement, the Company entered into an indemnification agreement with Mr. Stafford (the “Indemnification Agreement”), in the form previously entered into by the Company with each of the Company’s directors and executive officers, the form of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 1, 2013. The Indemnification Agreement, subject to limitations contained therein, will obligate the Company to indemnify Mr. Stafford, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by him in any action, suit, claim, inquiry, arbitration or other proceeding arising out of his services as a director. Subject to certain limitations, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee, and the repayment to the Company of the amounts advanced to the extent that it is ultimately determined that the indemnitee is not entitled to be indemnified by the Company. The Indemnification Agreement also creates certain rights in favor of the Company, including the right to assume the defense of claims and to consent to settlements. The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the certificate of incorporation or bylaws of the Company, any agreement, a vote of stockholders or disinterested directors, or otherwise.

The foregoing is a summary of the material terms of the Indemnification Agreement and does not purport to be complete.

Amendment to Alessandro Sodi Employment Agreement

In connection with the appointment of Mr. Stafford, on March 31, 2015, New York time, the Company and Mr. Sodi entered into an amendment (the “Amendment”) to Mr. Sodi’s Employment Agreement, dated June 20, 2014 (the “Sodi Employment Agreement”), to provide for Mr. Sodi’s continued service with the Company in the capacity of Founder and Chief Product Strategy Officer.  The Amendment provides, among other things:

•                  duties commensurate with the position of Founder and Chief Product Strategy Officer, including managing the Company’s research and development and the launch and implementation of the Diligent Teams product;

•                  in lieu of Mr. Sodi’s previous annual bonus entitlement (i) a one-time cash payment of $250,000 if the Company’s “Diligent Teams” product is released and commercially available on or prior to September 30, 2015 (the “Teams Launch Bonus”), payable in the calendar month following the month in which the “Diligent Teams” product is released, (ii) an annual cash bonus for fiscal year 2015 of an amount equal to

50% of Teams Bookings for fiscal year 2015, which amount shall not exceed $500,000 and will be payable in 2016 within thirty days following completion of the Company’s annual financial audit, and (iii) in the event that Teams Bookings exceed $1,000,000 in fiscal year 2016, an annual cash bonus for fiscal year 2016 of an amount equal to 25% of Teams Bookings for fiscal year 2016, which amount shall not exceed $1,000,000 and will payable in 2017 within thirty days following completion of the Company’s annual financial audit, each annual bonus being subject to Mr. Sodi’s continued employment with the Company at the time of payment and to certification by the Compensation Committee (or a subcommittee thereof) that the applicable Teams Bookings target has been met;

•                  in lieu of Mr. Sodi’s previous severance terms, in the event Mr. Sodi’s employment is terminated by the Company without cause or by Mr. Sodi for good reason, in addition to then-accrued compensation, Mr. Sodi will be entitled to receive, subject to his execution of a release of claims and continued compliance with his restrictive covenants, (i) $850,000, and (ii) the Teams Launch Bonus (provided the “Diligent Teams” product is released and commercially available on or prior to September 30, 2015), and (iii) in the event of a change in control of the Company within six months following such termination without cause or for good reason, $425,000;

•                  in the event Mr. Sodi’s employment is terminated by the Company without “cause” or by Mr. Sodi for “good reason” (i) during the six month period prior to a change in control in contemplation of such change in control or (ii) on the date of or during the six month period following a change in control of the Company, in addition to then-accrued compensation, Mr. Sodi will be entitled to receive, subject to his execution of a release of claims and continued compliance with his restrictive covenants, a lump sum payment of $1,275,000;

•                  that Mr. Sodi may resign, with such resignation to being deemed a resignation for good reason under the Sodi Employment Agreement, or elect a Transition Period, as defined in the Sodi Employment Agreement, within six months of the date of the amendment, and shall receive compensation during the Transition Period at an annualized salary rate equal to $850,000; and

•                  amends the definition of a “Good Reason” resignation to include a resignation following a failure by the Board to nominate Mr. Sodi for re-election as a member of the Board at any annual meeting of shareholders during the term of the agreement.

On the date of the Amendment, Mr. Sodi received a grant of (i) 225,000 RSUs pursuant to the 2013 Plan (the “Sodi RSU Award”) and (ii) a performance-based RSU award for up to 225,000 shares of Common Stock pursuant to the 2013 Plan upon achievement of performance goals (the “Sodi Performance Award”).  The Sodi RSU Award will vest in four equal installments on each anniversary of the Amendment, subject to Mr. Sodi’s continued employment as of such dates.  Vesting is subject to acceleration in the event of (i) a termination without “cause” or for “good reason”, in which case a pro rata portion of the award will vest based on the number of full months Mr. Sodi was employed during the then-current vesting period or (ii) death, disability or a change in control while Mr. Sodi is employed by the Company or within six months following the date which Mr. Sodi’s employment is terminated without cause or he resigns for good reason (including a deemed resignation for good reason during the six month period following the effective date of the Amendment), in which case the entire Sodi RSU Award will vest.  The Sodi Performance Award will vest in installments of 56,250 shares of Common Stock upon the Company achieving certain revenue targets ranging from $105 million to $200 million, as measured from the last twelve completed months prior to the end of a given completed fiscal quarter, and vesting is subject to acceleration in the event that the Company consummates a change in control while Mr. Sodi is employed by the Company or within six months following the date which Mr. Sodi’s employment is terminated without cause or he resigns for good reason (including a deemed resignation for good reason within the six month period following the effective date of the Amendment).

The foregoing is a summary of the material terms of the Amendment and does not purport to be complete.  A copy of the Amendment is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01                                           Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated March 31, 2015, by and between Diligent Board Member Services, Inc. and Brian Stafford
10.2	Amendment to Employment Agreement, dated March 31, 2015, by and between Diligent Board Member Services, Inc. and Alessandro Sodi
99.1	Press Release, dated April 1, 2015, New Zealand Standard Time

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2015	DILIGENT BOARD MEMBER SERVICES, INC.

	By:	/s/ Thomas N. Tartaro
Thomas N. Tartaro
General Counsel, Corporate Secretary and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated March 31, 2015, by and between Diligent Board Member Services, Inc. and Brian Stafford
10.2	Amendment to Employment Agreement, dated March 31, 2015, by and between Diligent Board Member Services, Inc. and Alessandro Sodi
99.1	Press Release, dated April 1, 2015, New Zealand Standard Time